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SHOPKO STORES, INC. AND SUBSIDIARIES
EXHIBIT 11 - COMPUTATION OF EARNINGS PER COMMON AND
COMMON EQUIVALENT SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             Fiscal Years Ended
                                ------------------------------------------
                                 January 29,     January 30,    January 31,
                                     2000           1999           1998
                                  (52 Weeks)      (52 Weeks)     (49 Weeks)
                                ------------------------------------------
BASIC:
Earnings before
   extraordinary item               $105,956         $55,636        $48,845
Extraordinary item                    (3,776)
                               --------------------------------------------
Net earnings                        $102,180         $55,636        $48,845
                               ============================================

Weighted average number of
   outstanding common shares          28,237          26,035         28,161
                               ============================================

Earnings per common
   share before extraordinary
   item - basic (1)                    $3.75           $2.14          $1.73
Extraordinary item - basic (1)         (0.13)
                               --------------------------------------------
Net earnings per common
   share - basic (1)                   $3.62           $2.14          $1.73
                               ============================================

DILUTED:
Earnings before
   extraordinary item               $105,956         $55,636        $48,845
Extraordinary item                    (3,776)
                               --------------------------------------------
Net earnings                        $102,180         $55,636        $48,845
                               ============================================

Weighted average number of
   outstanding common shares          28,237          26,035         28,161
Number of common shares
   issuable assuming exercise
   of stock options                      358             482            408
                               --------------------------------------------
Weighted average number of
   outstanding common and
   common equivalent shares -
   assuming full dilution             28,595          26,517         28,569
                               ============================================

Earnings per common
   share before extraordinary
   item - diluted (1)                  $3.70           $2.10          $1.71
Extraordinary item - diluted
   (1)                                 (0.13)
                                -------------------------------------------
Net earnings per common
    share - diluted (1)                $3.57           $2.10          $1.71
                                ===========================================

(1) Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common equivalent shares.




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